CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Artin Consulting Inc.

As independent registered public accountants, we hereby consent to the use of our report dated February 10, 2017, with respect to the financial statements of Artin Consulting Inc., in its registration statement on Form S-1/A Amendment no. 3 relating to the registration of 5,009,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 21, 2017